January 3, 2018

Reporters May Contact:
Kelly Polonus, Great Southern Bank, (417) 895-5242
kpolonus@greatsouthernbank.com

Great Southern Bancorp, Inc. Announces Employee Bonuses
Following Enactment of Tax Reform Bill

SPRINGFIELD, Mo. – Great Southern Bancorp, Inc. (NASDAQ:GSBC), the holding company for Great Southern Bank, announced today that following the enactment of the new federal tax reform legislation, it will distribute special cash bonuses to its more than 1,200 employees. A $1,000 cash payment will be made to all full-time employees and a $500 cash payment will be made to all part-time employees who were employed by the Company on December 31, 2017.

President and CEO Joseph W. Turner said, "The recently passed tax reform package should have positive implications for the U. S. economy, which we expect will benefit the banking industry, including Great Southern. We are pleased to take advantage of the unique opportunity presented by the tax reform legislation by rewarding our associates with this special bonus. Our associates work hard every day to build winning relationships with our customers and communities and this bonus underscores our appreciation for their commitment to Great Southern."

The Company is in the process of assessing the financial impact of the new tax law changes and intends to disclose the approximate anticipated impact on or before the date that the Company reports its earnings results for the fourth quarter of 2017.

With total assets of $4.5 billion, Great Southern offers a broad range of banking services to commercial and consumer customers. Headquartered in Springfield, Mo., the Company operates 104 retail banking centers in Missouri, Arkansas, Iowa, Kansas, Minnesota and Nebraska, and commercial loan production offices in Chicago, Dallas and Tulsa, Okla. Great Southern Bancorp is a public company and its common stock (ticker: GSBC) is listed on the NASDAQ Global Select Market.

www.GreatSouthernBank.com

Forward-Looking Statements

When used in this press release and documents filed or furnished by the Company with the Securities and Exchange Commission (the "SEC"), in the Company's press releases or other public or stockholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "intends" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including, among other things, (i) non-interest expense reductions from Great Southern's banking center consolidations might be less than anticipated and the costs of the consolidation and impairment of the value of the affected premises might be greater than expected; (ii) expected revenues, cost savings, earnings accretion, synergies and other benefits from the Company's merger and acquisition activities (including the Fifth Third branch acquisition in 2016) might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (iii) changes in economic conditions, either nationally or in the Company's market areas; (iv) fluctuations in interest rates; (v) the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; (vi) the possibility of other-than-temporary impairments of securities held in the Company's securities portfolio; (vii) the Company's ability to access cost-effective funding; (viii) fluctuations in real estate values and both residential and commercial real estate market conditions; (ix) demand for loans and deposits in the Company's market areas; (x) the ability to adapt successfully to technological changes to meet customers' needs and developments in the marketplace; (xi) the possibility that security measures implemented might not be sufficient to mitigate the risk of a cyber attack or cyber theft, and that such security measures might not protect against systems failures or interruptions; (xii) legislative or regulatory changes that adversely affect the Company's business, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and its implementing regulations, and the overdraft protection regulations and customers' responses thereto; (xiii) changes in accounting principles, policies or guidelines; (xiv) monetary and fiscal policies of the Federal Reserve Board and the U.S. Government and other governmental initiatives affecting the financial services industry; (xv) results of examinations of the Company and the Bank by their regulators, including the possibility that the regulators may, among other things, require the Company to increase its allowance for loan losses or to write-down assets; (xvi) costs and effects of litigation, including settlements and judgments; and (xvii) competition. The Company wishes to advise readers that the factors listed above and other risks described from time to time in documents filed or furnished by the Company with the SEC could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.
The Company does not undertake -and specifically declines any obligation- to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.